                                                                    EXHIBIT 99.1
                                                                    NEWS RELEASE

[BANCORPSOUTH LOGO]



CONTACT:
L. Nash Allen, Jr.                                    Gary C. Bonds
Treasurer and Chief Financial                         Senior Vice President and
  Officer                                               Controller
662/680-2330                                          662/680-2332

        BANCORPSOUTH, INC. ANNOUNCES EARNINGS PER DILUTED SHARE OF $0.40 FOR THE FIRST QUARTER OF 2005 VS. $0.35 FOR THE FIRST QUARTER OF 2004

TUPELO, Miss., April 19, 2005 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the first quarter ended March 31, 2005.

     Highlights of the first quarter of 2005 included:

o Growth in earnings per diluted share of 14.3 percent compared with the first quarter of 2004.

o A 10.5 percent expansion in loans, net of unearned discount, at the quarter's end from the same time in 2004.

o The first comparable-quarter increase in net interest margin since the third quarter of 2002.

o Comparable-quarter growth in net interest revenue for the first time since the fourth quarter of 2002.

o A 19.5 percent decline in nonperforming loans at the end of the quarter from the end of the first quarter of 2004 and a reduction in annualized net charge-offs to 0.22 percent of loans, net of unearned discount, for the first quarter of 2005 versus 0.31 percent for the first quarter of 2004.

o    Comparable-quarter growth in insurance commissions of 10.2 percent.

For the first quarter of 2005, net income increased 16.9 percent to $31.7 million from $27.2 million for the first quarter of 2004. Basic and diluted net income per share for the first quarter increased 17.1 percent and 14.3 percent to $0.41 and $0.40, respectively, from basic and diluted net income per share for the comparable prior-year quarter of $0.35.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, "We are very pleased to report that positive trends emerging in 2004 have continued to strengthen,

                                    - MORE -
driving improved financial results for BancorpSouth. Among the most important of these trends, our net interest margin increased from the comparable prior-year quarter for the first time in over two years. This increase, which was also the second consecutive sequential-quarter increase, reflected improvement in the interest rate environment that is beginning to benefit our investment returns. In addition, strengthened loan demand and disciplined management of interest bearing liabilities contributed significantly to the growth in our net interest margin. Although we face ongoing challenges in managing our asset/liability mix in a rising rate environment, the improvement in our traditional banking business throughout our six-state market, combined with the substantial growth in non-interest revenue, strengthens our prospects for continued profitable growth."

Net Interest Revenue

Interest revenue for the first quarter of 2005 rose 7.2 percent to $132.1 million from $123.2 million for the first quarter of 2004 and 4.6 percent from $126.3 million for the fourth quarter of 2004. Interest expense was $45.0 million for the first quarter of 2005, an increase of 13.3 percent from $39.7 million for the first quarter last year and 5.6 percent from $42.6 million for the fourth quarter last year.

The average taxable equivalent yield on earning assets increased to 5.48 percent for the first quarter of 2005 from 5.22 percent for the first quarter of 2004 and 5.25 percent for the fourth quarter of 2004. The average rate paid on interest bearing liabilities was 2.17 percent for the first quarter of 2004, compared with 1.94 percent for the first quarter of 2004 and 2.07 percent for the fourth quarter of 2004.

Net interest revenue increased 4.4 percent to $87.1 million for the first quarter of 2005 from $83.5 million for the first quarter of 2004 and 4.1 percent from $83.7 million for the fourth quarter of 2004. Net interest margin rose to
3.64 percent for the first quarter of 2005 from 3.57 percent for the first quarter of 2004 and 3.51 percent for the fourth quarter of 2004.

"As a banking organization focused on retail and small to mid sized businesses, we continue to have moderate liability-sensitivity to rising interest rates," said Patterson. "On the other hand, the stronger economic environment driving increased interest rates also supports growth in our loans, which is a primary component in optimizing our asset/liability mix. In addition, the conservative stance we have maintained in the average maturity of our investment assets has contributed to further mitigate our liability-sensitivity as interest rates have increased. We also continue to focus on funding our growth with lower-cost liabilities."

Deposit and Loan Activity

Total assets at March 31, 2005, increased 2.3 percent to $10.8 billion from $10.6 billion at March 31, 2004. Total deposits were $9.1 billion at March 31, 2005, a 2.2 percent increase from $8.9 billion at March 31, 2004. Loans, net of unearned discount, increased 10.5 percent to $6.9 billion at March 31, 2005, from $6.3 billion at March 31, 2004.

                                     -MORE-

Patterson said, "BancorpSouth's double-digit growth in loans, net of unearned discount, followed 9.7 percent growth for the fourth quarter of 2004 and reflected the acquisitions of banks in Brentwood, which is a suburb of Nashville, and Baton Rouge on December 31, 2004. Excluding the impact of these acquisitions for the first quarter, loans grew 5.5 percent, the third consecutive quarter of accelerating comparable-quarter growth. We were also pleased with the growth in demand deposits, which increased 8.0 percent at the end of the first quarter compared with the end of the first quarter of 2004. As a result of our continued efforts to manage our exposure to rising rates, total savings and other time deposits at the quarter's end declined 2.5 percent from the same time in 2004."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the first quarter of 2005 was $4.8 million, a 19.2 percent increase from 4.0 million for the first quarter of 2004 and a 6.2 percent decline from $5.1 million for the fourth quarter of 2004. Annualized net charge-offs fell to 0.22 percent of average loans for the first quarter of 2005 from 0.31 percent for the first quarter of 2004 and 0.32 percent for the fourth quarter of 2004.

Non-performing loans decreased 19.5 percent to $32.0 million, or 0.46 percent of loans, at March 31, 2005, from $39.8 million, or 0.64 percent of loans, at March 31, 2004, while decreasing 5.9 percent from $34.0 million, or 0.50 percent of loans, at December 31, 2004. The allowance for credit losses was 1.34 percent of loans at March 31, 2005, 1.46 percent of loans at March 31, 2004 and 1.34 percent of loans at December 31, 2004.

Patterson added, "We increased our provision for credit losses for the first quarter due to the significant growth in our loan portfolio, despite the decline in our annualized net charge-offs for the quarter to the lowest level in more than four years. The reduction in charge-offs reflects continued improvement in our nonperforming loans for the last five consecutive quarters, which has also contributed to the steady rise in our reserve coverage for nonperforming loans over the same period. Our reserve coverage, or the allowance for credit losses to nonperforming loans, stood at 2.9 at March 31, 2005, versus 2.3 and 2.7 at March 31, 2004 and December 31, 2004, respectively. The multiple of our allowance for credit losses to annualized charge-offs increased to 6.1 for the first quarter of 2005 from 4.7 for the first quarter of 2004 and 4.4 for the fourth quarter of 2004. Strong credit quality remains a defining characteristic of BancorpSouth and an essential component of our strategy to achieve maximum long-term profitable growth."

Noninterest Revenue

Noninterest revenue increased 17.1 percent to $53.9 million for the first quarter of 2005 from $46.0 million for the first quarter of 2004 and 23.3 percent from $43.7 million for the fourth quarter of 2004. Noninterest revenue for the first quarter of 2005 included a net positive impact of $4.2 million from a reversal of previously recorded impairment charges against the Company's mortgage servicing asset and net securities gains. Noninterest revenue for the first quarter last year included a net negative impact of $1.7 million from an impairment of the Company's mortgage servicing asset and net securities gains.

                                     -MORE-

BancorpSouth's insurance business continued to produce significant growth, with an increase in revenue of 10.2 percent for the first quarter of 2005, following a 9.0 percent increase for the fourth quarter of 2004. For the fifth consecutive year, the Company also sold its accumulated inventory of government guaranteed student loans during the first quarter, generating a $2.5 million gain, which approximated the $2.4 million gain for such sales in the first quarter of 2004. In addition, the quarter's results benefited from a $1.7 million gain on the sale of the Company's membership in the PULSE Network, an electronic banking network to which the Company retains access.

"Our first-quarter results demonstrate continued success in diversifying our revenue and reducing our exposure to interest rate volatility through growth in noninterest revenue," commented Patterson. "We also remain committed to this strategy because of our ability to strengthen existing customer relationships through cross-selling additional services and because of the new customers we gain as a result of these businesses. We believe we have a significant opportunity to expand our noninterest revenue businesses within our existing market footprint, as well as by geographic expansion and additional acquisitions."

Noninterest Expense

Noninterest expense was $89.7 million for the first quarter of 2005, a 4.3 percent increase from $86.0 for the same quarter in 2004 and a 2.0 percent increase from $87.9 million for the fourth quarter of 2004. The growth in noninterest expense for the first quarter included the impact of costs related to integrating and operating the Brentwood and Baton Rouge banks that were acquired on December 31, 2004, and increased occupancy costs related to the opening of new offices.

Capital Management

BancorpSouth repurchased 191,100 shares of its common stock during the first quarter of 2005 under a stock repurchase plan authorized in April 2003 for the repurchase of up to 3.9 million shares. A total of 2,238,108 shares had been purchased under this plan at the end of the first quarter of 2005. Combined with the 8.3 million shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.5 million shares of its common stock as of March 31, 2005. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period expiring April 30, 2005. The Company will evaluate whether to adopt a new stock repurchase program before the current program expires.

Summary

"Our first-quarter financial results reflect clear improvement in the economic, interest rate and operating environment in our markets," said Patterson. "We believe BancorpSouth is well positioned to leverage these trends to strengthen its position in its existing markets and enter new, fast-growing markets, either within or contiguous to its current six-state franchise. In pursuing these growth opportunities, we remain committed to outstanding customer service, high


                                     -MORE-
credit quality and a strong capitalization, which are integral to our long-term growth strategies. Because of the combination of these fundamental strengths with our proven expansion capabilities, we are confident of BancorpSouth's continuing potential to produce further profitable growth and increased shareholder value."

Conference Call

BancorpSouth will conduct a conference call with analysts tomorrow, April 20, 2005 at 9:30 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to interest rates, noninterest revenue, investment returns, asset/liability mix, lower cost liabilities, loan demand, loan and deposit growth, nonperforming loans, insurance commissions, demand deposits, products and infrastructure, allowance for credit losses, net interest margin, customer relationships, credit quality, noninterest revenue, expansion of products and services, expansion of markets and entry into new markets through growth and acquisitions, the economic and operating environment, common stock repurchase plan, capitalization, competitive position, long-term growth prospects and future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to fund growth with lower cost liabilities, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify revenue, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify and close potential acquisitions, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $10.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA

                                                          Three Months Ended
                                                               March 31,
                                                     ----------------------------
                                                         2005            2004
                                                     ------------    ------------

(Dollars in thousands, except per share amounts)

EARNINGS SUMMARY:

Net interest revenue                                 $     87,129    $     83,482
Provision for credit losses                                 4,787           4,015
Noninterest revenue                                        53,919          46,040
Noninterest expense                                        89,688          86,006
                                                     ------------    ------------
Income before income taxes                                 46,573          39,501
Income tax provision                                       14,829          12,336
                                                     ------------    ------------
Net income                                           $     31,744    $     27,165
                                                     ============    ============
Earning per share: Basic                             $       0.41    $       0.35
                                                     ============    ============
                   Diluted                           $       0.40    $       0.35
                                                     ============    ============

BALANCE SHEET DATA AT MARCH 31:
Total assets                                         $ 10,829,104    $ 10,582,429
Total earning assets                                    9,881,109       9,792,926
Loans, net of unearned discount                         6,907,387       6,252,956
Allowance for credit losses                                92,706          91,327
Total deposits                                          9,079,407       8,881,115
Common shareholders' equity                               921,516         882,988
Book value per share                                        11.78           11.41

AVERAGE BALANCE SHEET DATA:
Total assets                                         $ 10,878,800    $ 10,453,731
Total earning assets                                    9,954,549       9,674,642
Loans, net of unearned discount                         6,874,571       6,227,264
Total deposits                                          9,094,507       8,786,720
Common shareholders' equity                               918,538         867,994

NON-PERFORMING ASSETS AT MARCH 31:
Non-accrual loans                                    $     13,184    $     16,410
Loans 90+ days past due                                    16,622          19,392
Restructured loans                                          2,182           3,954
Other real estate owned                                    15,754          18,176

Net charge-offs as a percentage
     of average loans (annualized)                           0.22%           0.31%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                     1.18%           1.05%
Return on common equity                                     14.02%          12.59%

Net interest margin                                          3.64%           3.57%

Average shares outstanding - basic                     78,204,212      77,666,972
Average shares outstanding - diluted                   78,518,145      78,123,071

                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                           March 31,
                                                 ----------------------------            %
                                                      2005            2004             Change
                                                 ----------------------------         --------
                                                         (In thousands)
Assets
Cash and due from banks                          $    340,930    $    329,876           3.35%
Interest bearing deposits with other banks             18,329         199,820         (90.83)%
Held-to-maturity securities, at amortized cost      1,203,910       1,320,134          (8.80)%
Available-for-sale securities, at fair value        1,622,194       1,906,746         (14.92)%
Trading securities, at fair value                         167              --            N/A
Federal funds sold and securities
     purchased under agreement to resell               85,075          72,511          17.33%
Loans                                               6,936,119       6,284,805          10.36%
  Less:  Unearned discount                            (28,732)        (31,849)         (9.79)%
         Allowance for credit losses                  (92,706)        (91,327)          1.51%
                                                 ------------    ------------
Net loans                                           6,814,681       6,161,629          10.60%
Loans held for sale                                    44,047          40,759           8.07%
Premises and equipment, net                           235,736         212,797          10.78%
Accrued interest receivable                            67,366          66,682           1.03%
Goodwill                                              104,871          59,671          75.75%
Other assets                                          291,798         211,804          37.77%
                                                 ------------    ------------
    Total Assets                                 $ 10,829,104    $ 10,582,429           2.33%
                                                 ============    ============

Liabilities
Deposits:
  Demand:  Noninterest bearing                   $  1,503,523    $  1,320,812          13.83%
           Interest bearing                         2,843,824       2,704,473           5.15%
  Savings                                             767,778         788,679          (2.65)%
  Other time                                        3,964,282       4,067,151          (2.53)%
                                                 ------------    ------------
Total deposits                                      9,079,407       8,881,115           2.23%
Federal funds purchased and
    securities sold under agreement
    to repurchase                                     431,339         416,222           3.63%
Other short-term borrowings                             2,000              --            N/A
Accrued interest payable                               19,674          18,816           4.56%
Junior subordinated debt securities                   138,145         128,866           7.20%
Long-term debt                                        138,308         138,170           0.10%
Other liabilities                                      98,715         116,252         (15.09)%
                                                 ------------    ------------
Total Liabilities                                   9,907,588       9,699,441           2.15%

Shareholders' Equity
Common stock                                          195,640         193,456           1.13%
Capital surplus                                        82,750          43,833          88.78%
Accumulated other comprehensive income (loss)         (11,102)         27,598        (140.23)%
Retained earnings                                     654,228         618,101           5.84%
                                                 ------------    ------------
Total Shareholders' Equity                            921,516         882,988           4.36%
                                                 ------------    ------------
Total Liabilities & Shareholders' Equity         $ 10,829,104    $ 10,582,429           2.33%
                                                 ============    ============

                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                              Quarter Ended
                                                    ----------------------------------------------------------------
                                                     Mar 2005     Dec 2004      Sep 2004      Jun 2004     Mar 2004
                                                    ----------   ----------    ----------    ----------   ----------
INTEREST REVENUE:
Loans                                               $  103,805   $   96,666    $   93,759    $   91,358   $   92,250
Deposits with other banks                                  111          135           102           288          128
Federal funds sold and securities purchased
   under agreement to resell                               391          272           111           115          697
Held-to-maturity securities:
    Taxable                                              9,766       10,812        12,020        12,791       10,112
    Tax-exempt                                           1,598        1,621         1,693         1,694        1,796
Available-for-sale securities:
    Taxable                                             13,745       14,516        14,691        15,309       15,688
    Tax-exempt                                           1,677        1,584         1,613         1,650        1,759
Loans held for sale                                      1,018          649           517           478          756
                                                    ----------   ----------    ----------    ----------   ----------
        Total interest revenue                         132,111      126,255       124,506       123,683      123,186
                                                    ----------   ----------    ----------    ----------   ----------

INTEREST EXPENSE:
Deposits                                                37,905       36,103        35,198        33,915       33,918
Fed funds purchased and securities sold
   under agreement to repurchase                         2,161        1,726         1,336         1,101        1,063
Other                                                    4,916        4,758         5,014         4,983        4,723
                                                    ----------   ----------    ----------    ----------   ----------

        Total interest expense                          44,982       42,587        41,548        39,999       39,704
                                                    ----------   ----------    ----------    ----------   ----------

        Net interest revenue                            87,129       83,668        82,958        83,684       83,482
  Provision for credit losses                            4,787        5,104         3,530         4,835        4,015
                                                    ----------   ----------    ----------    ----------   ----------

        Net interest revenue, after provision for
          credit losses                                 82,342       78,564        79,428        78,849       79,467
                                                    ----------   ----------    ----------    ----------   ----------

NONINTEREST REVENUE:
Mortgage lending                                         5,628        2,041          (672)       11,365       (1,141)
Service charges                                         14,726       15,533        15,965        16,057       14,318
Life insurance premiums                                    271          328           397           478          562
Trust income                                             1,889        2,111         2,059         1,842        1,686
Security gains, net                                         70       (1,484)          146            59          618
Insurance commissions                                   15,932       14,282        14,366        13,232       14,458
Other                                                   15,403       10,925        10,066         8,383       15,539
                                                    ----------   ----------    ----------    ----------   ----------
        Total noninterest revenue                       53,919       43,736        42,327        51,416       46,040
                                                    ----------   ----------    ----------    ----------   ----------

NONINTEREST EXPENSES:
Salaries and employee benefits                          53,240       50,852        49,176        48,628       50,036
Occupancy, net of rental income                          6,412        6,649         6,264         6,084        5,956
Equipment                                                5,449        5,329         5,390         5,636        5,460
Telecommunications                                       1,708        1,704         1,667         1,825        1,838
Other                                                   22,879       23,394        22,483        21,858       22,716
                                                    ----------   ----------    ----------    ----------   ----------
        Total noninterest expenses                      89,688       87,928        84,980        84,031       86,006
                                                    ----------   ----------    ----------    ----------   ----------
        Income before income taxes                      46,573       34,372        36,775        46,234       39,501
Income tax expense                                      14,829        9,778         9,187        14,961       12,336
                                                    ----------   ----------    ----------    ----------   ----------
        Net income                                  $   31,744   $   24,594    $   27,588    $   31,273   $   27,165
                                                    ==========   ==========    ==========    ==========   ==========

Net income per share: Basic                         $     0.41   $     0.32    $     0.36    $     0.41   $     0.35
                                                    ==========   ==========    ==========    ==========   ==========
                      Diluted                       $     0.40   $     0.32    $     0.36    $     0.40   $     0.35
                                                    ==========   ==========    ==========    ==========   ==========

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                               Quarter Ended
                                                               March 31, 2005
                                                   --------------------------------------
                                                     Average                       Yield/
     (Taxable equivalent basis)                      Balance        Interest        Rate
                                                   -----------      ---------      ------
     ASSETS
     Loans, net of unearned discount*              $ 6,978,063      $ 105,372        6.12%
     Held-to-maturity securities:
       Taxable                                       1,092,981          9,766        3.62%
       Tax-exempt                                      138,331          2,458        7.21%
     Available-for-sale securities:
       Taxable                                       1,533,691         13,745        3.63%
       Tax-exempt                                      139,157          2,580        7.52%
     Short-term investments                             72,326            502        2.82%
                                                   -----------      ---------
       Total interest earning
         assets and revenue                          9,954,549        134,423        5.48%
     Other assets                                    1,016,461
     Less:  Allowance for credit losses                (92,210)
                                                   -----------
         Total                                     $10,878,800
                                                   ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                   $ 2,869,107      $   7,815        1.10%
       Savings                                         766,491          1,555        0.82%
       Other time                                    4,033,129         28,536        2.87%
     Short-term borrowings                             464,205          2,298        2.01%
     Junior subordinated debt                          138,145          2,755        8.09%
     Long-term debt                                    138,481          2,023        5.92%
                                                   -----------      ---------
       Total interest bearing
         liabilities and expense                     8,409,558         44,982        2.17%
     Demand deposits -
       noninterest bearing                           1,425,780
     Other liabilities                                 124,924
                                                   -----------
       Total liabilities                             9,960,262
     Shareholders' equity                              918,538
                                                   -----------
       Total                                       $10,878,800
                                                   ===========
                                                                    ---------
     Net interest revenue                                           $  89,441
                                                                    =========
     Net interest margin                                                             3.64%
     Net interest rate spread                                                        3.31%
     Interest bearing liabilities to
        interest earning assets                                                     84.48%

     Net interest tax equivalent adjustment                         $   2,312

     *Includes loans held for sale.

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                               Quarter Ended
                                                                March 31, 2004
                                                   --------------------------------------
                                                     Average                       Yield/
     (Taxable equivalent basis)                      Balance        Interest        Rate
                                                   -----------      ---------      ------
     ASSETS
     Loans, net of unearned discount*              $ 6,314,778      $  93,522        5.96%
     Held-to-maturity securities:
       Taxable                                         998,854         10,113        4.07%
       Tax-exempt                                      149,264          2,762        7.44%
     Available-for-sale securities:
       Taxable                                       1,742,486         15,686        3.62%
       Tax-exempt                                      165,208          2,706        6.59%
     Short-term investments                            304,052            825        1.09%
                                                   -----------      ---------
       Total interest earning
         assets and revenue                          9,674,642        125,614        5.22%
     Other assets                                      871,419
     Less:  Allowance for credit losses                (92,330)
                                                   -----------
         Total                                     $10,453,731
                                                   ===========

     LIABILITIES AND
     SHAREHOLDERS' EQUITY
     Deposits:
       Demand - interest bearing                   $ 2,701,052     $    5,694        0.85%
       Savings                                         784,161          1,362        0.70%
       Other time                                    4,064,639         26,861        2.66%
     Short-term borrowings                             411,693          1,097        1.07%
     Junior subordinated debt                          128,866          2,626        8.19%
     Long-term debt                                    138,282          2,063        6.00%
                                                   -----------     ----------
       Total interest bearing
         liabilities and expense                     8,228,693         39,703        1.94%
     Demand deposits -
       noninterest bearing                           1,236,868
     Other liabilities                                 120,176
                                                   -----------
       Total liabilities                             9,585,737
     Shareholders' equity                              867,994
                                                   -----------
       Total                                       $10,453,731
                                                   ===========
                                                                   ----------
     Net interest revenue                                          $   85,911
                                                                   ==========
     Net interest margin                                                             3.57%
     Net interest rate spread                                                        3.28%
     Interest bearing liabilities to
        interest earning assets                                                     85.05%

     Net interest tax equivalent adjustment                        $    2,428

     *Includes loans held for sale.